EXHIBIT 16.1

December 1, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4.01 of the Current Report on Form 8-K of One Voice Technologies, Inc. (the "Company") dated December 1, 2006, and agree with the statements concerning our Firm contained therein.

At this time, there are no accounting disagreements on the financial statements of the Company prepared by this firm and filed with the Securities and Exchange Commission.

Sincerely,


/S/ PETERSON & CO., LLP
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PETERSON & CO., LLP